UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

The Company has executed an agreement dated December 6, 2013 (the “Agreement”) with PNC Bank, National Association (the “Bank”) providing for the extension of a $15 million line of credit by the Bank to the Company, and also executed a promissory note (the “Note”) in connection therewith. The Company and its subsidiaries maintain other banking relationships with the Bank and/or its affiliates and the Bank is a Co-Documentation Agent and lender under the Company’s Third Amended and Restated Credit Agreement dated April 13, 2012, as amended (the “Credit Agreement”), with KeyBank N.A. as Administrative Agent for the lenders party thereto. The Agreement is in addition to the Credit Agreement.

Under the line of credit, the Company may borrow, repay and reborrow from time to time until the maturity date. The maturity date is the earlier of (i) December 5, 2014, or such later date as may be designated by the Bank, or (ii) the date on which the Bank is no longer a lender under the Credit Agreement or a replacement credit agreement. The aggregate unpaid principal amount of all borrowings under the Agreement, to the extent not previously repaid, is repayable at maturity, and borrowings are repayable in whole or in part at any time. Borrowings bear interest at a rate per annum from time to time equal to the sum of the Daily LIBOR Rate (as defined in the Note) and the Applicable Margin (determined under the Credit Agreement), which Applicable Margin is based upon the Company’s Leverage Ratio (as defined in the Credit Agreement). Interest is payable on the first business day of each month. The Company’s obligations under the Agreement and Note are unsecured and not guaranteed.

The Agreement and Note contain certain customary representations and warranties and covenants. The Note also contains Event of Default provisions. Events of Default consist of certain insolvency related occurrences, payment defaults, breaches of representations and warranties, and events of default under the Credit Agreement. Upon the occurrence of an Event of Default, among other rights, the Bank ceases to be obligated to make advances and may accelerate the maturity of all indebtedness and other obligations under the Agreement (acceleration is not permitted for an Event of Default relating to the Credit Agreement unless the Credit Agreement indebtedness has been accelerated).

The above is a summary of certain terms and conditions of the Agreement and Note is not a complete discussion of the Agreement or Note or related documents.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel, and Secretary

Date: December 11, 2013

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